                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549




                                    Form 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                           the Securities Act of 1934



Date of report (Date of earliest event reported): January 16, 1998



                             USA TECHNOLOGIES, INC.
             (Exact Name of Registrant as Specified in its Charter)



Pennsylvania                   33-70992                       23-269963
(State or other         (Commission File Number)           (I.R.S. Employer
jurisdiction of                                           Identification No.)
incorporation)


             200 Plant Avenue
           Wayne, Pennsylvania                            19087
    (Address of principal executive offices)            (Zip Code)


Registrant's telephone number, including area code:   (610) 989-0340

Item 5.           Other Events.

                  On January 19, 1998, the Company, Mail Boxes Etc. ("MBE"), and IBM Global Services ("IBM") signed a non-binding letter of intent. The letter of intent confirms that they are currently negotiating an agreement pursuant to which IBM would perform and/or assist with certain aspects of the business of the joint venture formed by the Company and MBE in September 1997. The joint venture was formed to sell and market credit card activated, unattended business centers under the name MBE Business ExpressTM to the hospitality industry as well as other industries.

                  Pursuant to the proposed agreement, IBM would serve as the single point of contact for certain aspects of the joint venture's business. These are anticipated to include project management services, asset procurement and inventory financing, configuration, testing, site preparation, installation, maintenance services, and asset management. IBM would also assist the joint venture with marketing and technology exchange. There can be no assurance, however, that any agreement will be entered into by the parties, or if entered into, cover the foregoing items.

                  On January 16, 1998, the Board of Directors approved a private placement offering to be conducted on a "best efforts" basis pursuant to Regulation D promulgated under the Securities Act of 1933, as amended, for up to $700,000 of the Company's securities. The offering consists of 70 units at $10,000 each, with each unit consisting of 2,000 shares of Series A Convertible

Preferred Stock and 50,000 1998-A Warrants. The 1998-A Warrants are exercisable at any time during a five year period and enable the holder to purchase one share of Common Stock for $.15 on or before June 1, 1998 and for $.40 thereafter. The Company anticipates that the offering would commence on the date hereof and terminate on or before February 28, 1998.

                  In May 1997, the Company had entered into an agreement with a newly formed Canadian company pursuant to which it agreed to purchase 10 Business ExpressTM business centers from the Company. The total purchase price for the 10 units if all units had been purchased would have been $1,118,261 (Canadian dollars). As of the date hereof, only one complete Business ExpressTM unit and another unit consisting of equipment only (with no control systems) have been purchased under the agreement by the purchaser.

                  The Company does not anticipate that any of the remaining units will be ordered by the purchaser under the agreement. The Company believes that the purchaser has breached its obligations under the agreement and is currently exploring the viability of pursuing appropriate legal action against the purchaser, 1217909 Ontario, Inc., as well as its affiliates. There can be no assurance that the Company will be successful in any of its potential legal claims, or if successful, be able to actually collect any damages from the purchaser or any of its affiliates.

 Item 7. Exhibits.

         (c) The following Exhibit is filed as part of this Form 8-K:

         Exhibit No.                             Description
         -----------                             -----------

            10.1 Business Express Agreement between the Company and 1217909 Ontario Inc. dated May 20, 1997 (Incorporated by reference to Exhibit 10.2 to Form 8-K filed on May 22, 1997)

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           USA TECHNOLOGIES, INC.

                                           By:  /s/ George R. Jensen, Jr.
                                                --------------------------
                                                George R. Jensen, Jr.,
                                                President and Chief
January 29, 1998                                Executive Officer